Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-145583) pertaining to the GATX Corporation Hourly Employees Retirement Savings Plan, of our report dated June 27, 2012, with respect to the financial statements and supplemental schedule of the GATX Corporation Hourly Employees Retirement Savings Plan included in this Annual Report (Form 11-K) for the year ended December 31, 2011.

/s/ Ernst & Young LLP

Ernst & Young LLP

June 27, 2012

Chicago, Illinois